Exhibit 99.2
FORM OF
PURCHASE AGREEMENT
     THIS PURCHASE AGREEMENT (this “Agreement”) is entered into as of October 23, 2009 (the “Effective Date”), by and among Grubb & Ellis Company, a Delaware corporation (the “Company”), and the purchasers listed on Schedule A hereto (each, a “Purchaser” and, collectively, the “Purchasers”).
     THE PARTIES TO THIS AGREEMENT enter into this Agreement on the basis of the following facts, intentions, and understandings:
     A. In accordance with the terms and conditions of this Agreement, the Company has agreed to issue and sell, and each of the Purchasers have severally agreed to purchase, in a transaction that is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), that number of shares of the Company’s cumulative participating perpetual convertible preferred stock, par value $0.01 per share ($100 initial liquidation preference per share), which, if necessary, shall also include as Replacement Preferred Stock (as defined in Section 4(a) of the Certificate of Designation (as defined below)) (the “Preferred Stock”), set forth opposite their respective names on their respective signature pages hereto (the aggregate of all such shares purchased by the Purchasers, the “Preferred Shares”). The Preferred Shares, including, under certain circumstances, accrued dividends thereon, will be convertible into shares (the “Underlying Shares” and, together with the Preferred Shares, the “Securities”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”), subject to and in accordance with the terms and conditions of the Certificate of Designations (as defined below). The Preferred Shares will be issued pursuant to a Certificate of the Powers, Designations, Preferences and Rights in form attached as Exhibit A hereto (the “Certificate of Designations”) to be filed with the Secretary of State of the State of Delaware. This Agreement, the Preferred Shares, the Certificate of Designations, the Registration Rights Agreement (as defined herein), and the Escrow Agreement (as defined below) are herein referred to collectively as the “Operative Documents.” JMP Securities LLC has acted as the Company’s exclusive placement agent (the “Placement Agent”) with respect to the sale of the Preferred Shares under this Agreement.
     B. The Company has prepared a preliminary offering memorandum, dated October 23, 2009, as subsequently supplemented, if applicable (the “Preliminary Offering Memorandum”), and will prepare a final offering memorandum, dated the date of this Agreement (the “Offering Memorandum”), relating to the Company and its Subsidiaries (as defined below) and the Preferred Shares. For purposes of this Agreement, “Time of Sale Memorandum” means the Preliminary Offering Memorandum together with the information set forth on Schedule B hereto. The Time of Sale Memorandum and the Offering Memorandum are collectively referred to as the “Offering Memorandums.” In addition, any reference to the Time of Sale Memorandum or the Offering Memorandum shall be deemed to refer to any documents incorporated by reference therein as of the date of such Time of Sale Memorandum or the Offering Memorandum, as the case may be. Any reference to any amendment or supplement to any Time of Sale Memorandum or the Offering Memorandum shall be deemed to refer to and include any document filed by the Company under the Securities Exchange Act of 1934, as amended, , and the rules and regulations promulgated thereunder (the “Exchange Act”), with the U.S. Securities and Exchange Commission (the “Commission”) after the date of such Time of Sale Memorandum or the Offering Memorandum, as the case may be, but prior to the date of such amendment or supplement and incorporated by reference in such Time of Sale Memorandum or the Offering Memorandum, as the case may be.
     C. Concurrently with the sales entered into pursuant to this Agreement, the Placement Agent, in its capacity as an initial purchaser, is entering into an agreement to purchase Preferred Stock from the Company (the “Rule 144A Purchase Agreement”) and has advised the Company that it plans to make offers on the terms set forth in the Offering Memorandum, as amended or supplemented, to sell the Preferred Stock solely to persons whom the Placement Agent, in its capacity as the initial purchaser, reasonably believes to be “qualified institutional buyers,” as defined in Rule 144A under the Securities Act (“QIBs”).
     NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Purchasers hereby agree as follows:
     SECTION 1. Sale and Purchase of the Preferred Shares.
          1.1 Purchase and Sale of the Preferred Shares. At the Closing (as defined below) the Company shall issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, severally and not jointly, upon the terms and subject to the conditions hereinafter set forth, the number of Preferred Shares set forth opposite the Purchaser’s name on Schedule A hereto at a purchase price of $100 per share.
          1.2 Payment, Delivery of Preferred Shares, and Escrow. Unless otherwise agreed to between the Company and a Purchaser as to such Purchaser, no later than the third business day after the date hereof (i) each Purchaser shall deliver into escrow the purchase price for the number of Preferred Shares set forth opposite such Purchaser’s name on its respective signature page hereto for the Preferred Shares to be issued and sold to such Purchaser, by wire transfer of immediately available funds, in accordance with the terms of the escrow agreement to be dated as of the date hereof, by and among JPMorgan Chase Bank, N.A., as escrow agent (the “Escrow Agent”), the Company, JMP Securities LLC, in its capacity as the initial purchaser (in such capacity, the “Initial Purchaser”), and the Placement Agent, the form of which is attached as Exhibit C hereto (the “Escrow Agreement”), and (ii) the Company shall deliver into escrow, in accordance with the terms of the Escrow Agreement, one or more stock certificates registered in the name of such Purchaser, or in the name(s) of such nominee(s) as designated by such Purchaser, no later than the third business day after the date hereof, representing in the aggregate the number of Preferred Shares set forth opposite such Purchaser’s name on its respective signature page hereto and bearing the legend referred to in Section 3.8 of this Agreement. The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as part of Appendix I. Notwithstanding anything set forth herein to the contrary, $5,000,000 of the Preferred Shares to be purchased by Kojaian Management Corporation (“KMC”) shall be purchased by the conversion, in accordance with its terms, of that certain 12% Senior Subordinated Convertible Note (the “Convertible Note”) in the principal amount of $5,000,000 issued by the Company to KMC on October 2, 2009. A copy of such Convertible Note, the notice by the Company (the “Company Notice”) to KMC with respect to KMC’s right to exercise its right to convert the Convertible Note into the Preferred Shares, and the conversion notice delivered by KMC to the Company is annexed hereto; and in accordance with the terms of the Company Notice, the Preferred Shares issued in connection with the conversion of the Convertible Note shall be deemed to be issued and sold pursuant to this Agreement.
          1.3 The Closing. The completion of the purchase and sale of the Preferred Shares, and the release from escrow of each Purchaser’s payment for the Preferred Shares to be issued and sold to such Purchaser and of the stock certificates representing such Preferred Shares in accordance with the terms of the Escrow Agreement (the “Closing”), shall occur at the offices of O’Melveny & Myers LLP, Two Embarcadero Center, 28th Floor, San Francisco, California 94111, on or before the fifteenth business day (or the next succeeding business day if such day is not a business day) after the date hereof, or on such later date or at such different location as the Company and the Placement Agent shall agree upon in writing (the “Closing Date”), but in any event not prior to the date that the conditions for Closing set forth in Sections 5 and 6 of this Agreement shall have been satisfied or waived by the appropriate party. The Closing shall occur at a time to be agreed upon by the Company and the Placement Agent and of which the Purchasers shall be notified by facsimile transmission or otherwise. Each party’s obligations to complete the purchase and sale of the Preferred Shares at the Closing shall be subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 of this Agreement.
          1.4 Independent Nature of Purchasers’ Obligations and Rights. The rights and obligations of each Purchaser under any Operative Document are several and not joint with the rights and obligations of the other Purchasers. A Purchaser shall not be responsible in any way for the performance of the obligations of any other Purchasers under any Operative Document. Except as otherwise set forth in Section 6 hereof, a Purchaser shall not have the right to terminate or fail to perform its obligations under any Operative Document solely because another Purchaser terminates or fails to perform its obligations under an Operative Document. Nothing contained herein or in any Operative Document, and no action taken by any Purchaser pursuant thereto shall constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Operative Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Operative Documents, and it shall not be necessary for the other Purchasers to be joined as additional parties in any proceeding for such purpose.
     SECTION 2. Company’s Representations and Warranties. The Company represents and warrants to each of the Purchasers as of the date hereof, as of 5:00 p.m. (New York time) on October 23, 2009 (the “Time of Sale”), and as of the Closing Date, and agrees with each Purchaser as follows:
          2.1 Time of Sale Memorandum and Offering Memorandum. Neither (a) the Time of Sale Memorandum, as of the Time of Sale, nor (b) any amendments or supplements to the Time of Sale Memorandum, as of the date of such amendment or supplement, nor (c) the

Time of Sale Memorandum, as so amended or supplemented, if applicable, as of the Closing Date, nor (d) the Offering Memorandum, as of its date and as of the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Time of Sale Memorandum or the Offering Memorandum made solely in reliance upon and in conformity with written information furnished to the Company by a Purchaser expressly for use therein.
          2.2 Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Time of Sale Memorandum and the Offering Memorandum, at the time such documents were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Securities Act Regulations”) or the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), as applicable, and, when read together with the other information in the Time of Sale Memorandum, at the Time of Sale did not, and, when read together with the other information in the Offering Memorandum, at the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
          2.3 Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in each of the Offering Memorandums and to enter into and perform its obligations under the Operative Documents; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify or to be licensed would not have a material adverse effect on the condition (financial or otherwise), business, earnings, properties, assets, results of operations or prospects of the Company and its Subsidiaries (as defined below), taken as a whole (a “Material Adverse Effect”).
          2.4 Good Standing of Subsidiaries. Each subsidiary of the Company (each a “Subsidiary” and collectively, the “Subsidiaries”), which includes, without limitation, the Subsidiaries listed on Schedule D, has been duly incorporated, formed or organized and is validly existing as a corporation, limited liability company, or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its formation with all requisite corporate, limited liability company, limited partnership (as applicable) power and authority to own, lease and operate its properties and to conduct its business as described in each of the Offering Memorandums and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where failure to so qualify or be licensed would not have a Material Adverse Effect; except as otherwise disclosed in the Time of Sale Memorandum, all of the issued and outstanding capital stock or other ownership interests of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable; the capital stock or other ownership interests of each such Subsidiary owned by the Company or through Subsidiaries are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than the liens and security interest granted to the lenders under that certain Third Amended and Restated Credit Agreement, dated as of May 18, 2009, by and among the Company, certain of its Subsidiaries, the lenders from time to time thereunder, Deutsche Bank Securities, Inc., as syndication agent, sole book-running manager and sole lead arranger, and Deutsche Bank Trust Company Americas, as initial issuing bank, swing line bank and administrative agent, as amended by that First Letter Amendment to Third Amended and Restated Credit Agreement, dated September 30, 2009 (the “Credit Agreement”), and none of the outstanding shares of capital stock of any wholly-owned Subsidiary and, to the knowledge of the Company, any other Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.
          2.5 Independent Accountants. Ernst & Young LLP, the accountants who have certified the financial statements and supporting schedules of the Company incorporated by reference in the Offering Memorandums, are independent registered public accountants as required by the Securities Act and Securities Act Regulations.
          2.6 Financial Statements. The financial statements and schedules, including the notes thereto, incorporated by reference in the Offering Memorandums present fairly in all material respects the combined financial position of the Company and its Subsidiaries presented therein, as of and at the dates indicated and the consolidated results of operations and cash flows for the Company and its Subsidiaries for the periods specified. Such financial statements and schedules have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis, except as may be expressly stated in the related notes thereto. No other financial statements or schedules would be required to be included in the Offering Memorandums if the financial statements and schedules incorporated by reference in the Offering Memorandums were included in a registration statement filed by the Company on Form S-1 under the Securities Act and Securities Act Regulations on the respective dates of the Offering Memorandums. The unaudited pro forma financial statements and the related notes thereto included in the Offering Memorandums present fairly the information shown therein, have been prepared in accordance with the applicable requirements of the Securities Act and Securities Act Regulations (including, without limitation, Rule 11-02 of Regulation S-X) and the guidelines of the Commission with respect to pro forma financial information and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Offering Memorandums regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the Securities Act Regulations, to the extent applicable.
          2.7 Absence of Certain Changes. Subsequent to the date as of which information is given in the Time of Sale Memorandum, except as otherwise stated therein: (a) the Company and its Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (b) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends stated in the Time of Sale Memorandum; (c) there has not been any change in the capital stock or material short-term debt or long-term debt of the Company and its Subsidiaries; and (d) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records.
          2.8 Material Adverse Effect. Neither the Company nor any Subsidiary has sustained since the date of the latest audited financial statements included in the Time of Sale Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Memorandum; and, since the date as of which information is given in the Time of Sale Memorandum, there has not been (a) any change in the capital stock or members’ equity, as applicable, or long-term debt of the Company or any of its Subsidiaries, or (b) any Material Adverse Effect.
          2.9 Capitalization. The authorized capital stock of the Company conforms in all material respects to the description thereof under “Description of Capital Stock” and “Description of Preferred Stock” as set forth in the Time of Sale Memorandum. As of the date hereof and the Closing Date, the issued and outstanding capital stock of the Company, will be in all material respects as set forth in the Time of Sale Memorandum. The shares of Common Stock outstanding and the other outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and have been issued in compliance with all federal and state securities laws. None of such outstanding shares of Common Stock or other outstanding securities were issued in violation of preemptive or other similar rights of any securityholder of the Company. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.
          2.10 Authorization of Agreement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Operative Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder, including, without limitation, to issue the Preferred Shares in accordance with the terms hereof. The Company’s execution and delivery of each of the Operative Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Securities) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith, including, without limitation, under the rules and regulations of the New York Stock Exchange (the “NYSE”), except for fulfilling the stockholder notice requirements under the rules and regulations of the NYSE. This Agreement has been duly authorized, executed, and delivered by the Company.
          2.11 Binding Obligation. Assuming due authorization, execution and delivery of this Agreement by the Purchasers, this Agreement is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions may be limited by U.S. federal or state securities laws and public policy considerations in respect thereof.
          2.12 Authorization of Certificate of Designations. The Certificate of Designations has been duly and validly authorized by the Company and, when filed by the Company with the Secretary of State of the State of Delaware, will be legally valid and effective and enforceable against the Company in accordance with its terms.
          2.13 Authorization of Preferred Shares. The Preferred Shares have been duly and validly authorized by the Company for issuance and sale to the Purchasers pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Certificate of Designations and delivered against payment therefor in accordance with the terms hereof and thereof, will be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances, equities or claims and the issuance of the Preferred Shares will not be subject to any preemptive or similar rights. Each Preferred Share shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Designations. The certificates to be used to evidence the Preferred Shares will comply in all material respects with all applicable legal requirements, the requirements of the charter and bylaws of the Company, and the requirements of the NYSE. No holder of Preferred Shares will be subject to personal liability solely by reason of being such a holder. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Preferred Shares will be issued in compliance with all applicable federal and state securities laws.
          2.14 Authorization of Underlying Shares. The Underlying Shares have been duly authorized and, when issued and delivered by the Company in accordance with the terms of the Certificate of Designations and the Preferred Shares, will be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances, equities or claims and the issuance of the Underlying Shares will not be subject to any preemptive or similar rights. The certificates to be used to evidence the Underlying Shares will comply in all material respects with all applicable legal requirements, the requirements of the charter and bylaws of the Company, and the requirements of the NYSE. No holder of Underlying Shares will be subject to personal liability solely by reason of being such a holder.
          2.15 Authorization of Registration Rights Agreement. The registration rights agreement by and among the Company and certain Purchasers to be entered into on the Closing Date (the “Registration Rights Agreement”) attached hereto as Exhibit B, has been duly and validly authorized by the Company and, assuming due authorization, execution and delivery thereof by the other parties thereto, when duly executed and delivered by the Company, will be the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity, good faith and fair dealing regardless of whether enforcement is sought in any proceedings of law or equity and except to the extent that the indemnification and contribution provisions may be limited by U.S. federal or state securities laws and public policy considerations in respect thereof. The Offering Memorandums contain a summary of the material terms of the Registration Rights Agreement and such summary is accurate in all material respects.
          2.16 Authorization of Escrow Agreement. The Escrow Agreement has been duly and validly authorized by the Company and, assuming due authorization, execution and delivery thereof by the Escrow Agent, Initial Purchaser and Placement Agent, when duly executed and delivered by the Company, will be the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity, good faith and fair dealing regardless of whether enforcement is sought in any proceedings of law or equity.
          2.17 Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in (a) violation of its organizational documents, (b) default (whether with or without the giving of notice or passage of time or both) in the performance or observance of any obligation, agreement, covenant or condition contained in any lease, indenture, mortgage, deed of trust, loan agreement, operating agreement, property management agreement, franchise agreement or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, (c) violation of any order of which the Company has been made aware in writing of any court, arbitrator or governmental body having jurisdiction over the Company or its properties or assets, or (d) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company. The issuance and sale of the Preferred Shares by the Company, the issuance of the Underlying Shares by the Company, and the compliance by the Company with all of the provisions of the Operative Documents and all other transactions contemplated by the Operative Documents do not and will not: (x) conflict with, or result in any breach of, or constitute a default under nor constitute any event which (with notice, lapse of time, or both) would constitute a breach of or default under (i) any provisions of the charter or bylaws or other organizational documents of the Company or any Subsidiary, (ii) any provision of any license, lease, indenture, mortgage, deed of trust, loan, credit, operating agreement, property management agreement or other agreement or instrument to which any of the Company or any Subsidiary is a party or by which any of them or their respective properties or assets may be bound or affected after giving effect to the use of proceeds as set forth in the Offering Memorandums, (iii) any law or regulation binding upon or applicable to the Company or any Subsidiary or any of their respective properties or assets (including, without limitation, the rules and regulations of the NYSE, except for fulfilling the stockholder notice requirements under the rules and regulations of the NYSE) or (iv) any decree, judgment or order applicable to the Company or any Subsidiary; or (y) except as contemplated in the Operative Documents, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company or any Subsidiary.
          2.18 Absence of Litigation and Proceedings; Accuracy of Exhibits. Except as disclosed in the Time of Sale Memorandum, there are no pending actions, suits or proceedings against or affecting the Company, any of its Subsidiaries or any of their respective properties that (a) if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (b) would materially and adversely affect the ability of the Company or its Subsidiaries to perform their respective obligations under the Operative Documents, or (c) are otherwise material in the context of the sale of the Preferred Shares; and no such actions, suits or proceedings are, to the knowledge of the Company, threatened or contemplated. There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its Subsidiaries or any of their respective officers or directors is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that would be required by applicable law or regulation to be described in the documents incorporated by reference in each of the Offering Memorandums that are not described in each of the Offering Memorandums or any affiliate transactions, off-balance sheet transactions, statutes, regulations, contracts, licenses, agreements, leases or other documents that would be required by applicable law or regulation to be described in the documents incorporated by reference in each of the Offering Memorandums that are not described in each of the Offering Memorandums.
          2.19 Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, all material licenses, inventions, copyrights, know-how (including trade secrets and other confidential information, systems or procedures), trademarks, service marks, and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing.
          2.20 Absence of Further Requirements. No consent, approval, authorization or order of, or filing, registration or qualification with, any governmental body or agency or body or any court is required for the execution, delivery, performance or consummation by the Company of its obligations under the Operative Documents, including the issuance and sale of the Preferred Shares to be issued and sold by the Company hereunder and the issuance of the Underlying Shares by the Company, except (a) such consents, approvals, authorizations, orders, filings, qualifications or registration as may be required by the securities or Blue Sky laws of the various states, (b) such consents, approvals, authorizations, orders, filings qualifications or registration as will be obtained or completed by Closing Date, (c) filings with the Commission, the Financial Industry Regulatory Authority, Inc. and the NYSE to be made in connection with the issuance of the Underlying Shares and pursuant to the Registration Rights Agreement, (d) such consents, approvals, authorizations, orders, filings, qualifications or registration as will be obtained or completed by the filing of a preliminary and definitive proxy statement in order to seek stockholder approval of the amendments to the Company’s certificate of incorporation as described in the Offering Memorandums and the filing of a certificate of amendment to the Company’s certificate of incorporation with the Secretary of State of the State of Delaware as described in the Offering Memorandums upon receipt of such stockholder consent or (E) a Form D as may be required under federal securities laws.
          2.21 Absence of Manipulation. Neither the Company nor any of its affiliates has taken, nor will the Company or any affiliate take, directly or indirectly, any action designed to, or which constituted, or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of the Preferred Stock, the Common Stock, or any other security of the Company to facilitate the sale or resale of the Preferred Shares.
          2.22 Obligations to Issue Securities. Except for the Underlying Shares, shares reserved for issuance upon exercise of outstanding options under publicly disclosed option plans or any shares reserved for convertible, exchangeable or exercisable securities disclosed in the Time of Sale Memorandum, no shares of capital stock of the Company or its Subsidiaries are reserved for any purpose. Except as described in the immediately preceding sentence, there are no outstanding (a) securities of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock, partnership interests, membership interests, or other equity interests, as the case may be, in the Company or any of its Subsidiaries, (b) options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of Common Stock or any other securities of the Company, or (c) obligations of the Company or any of its Subsidiaries to issue any such securities, options, rights or warrants; except for securities disclosed in the Time of Sale Memorandum.
          2.23 No Integration. There has been no sale, offer for sale, solicitation of an offer to buy or negotiation by the Company or any of its Subsidiaries in respect of any security that would be integrated with the offering of the Preferred Shares in a manner that would require the registration of the Preferred Shares under the Securities Act. When the Preferred Shares are issued and delivered pursuant to this Agreement, no Preferred Share will be treated as the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.
          2.24 Possession of Licenses and Permits. Each of the Company and its Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any U.S. federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct its business as described in the Offering Memorandums, except where failure to have such license, authorization, consent or approval or to make such filing would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any U.S. federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any Subsidiary, except where failure to have such license, authorization, consent or approval or to make such filing would not have a Material Adverse Effect.
          2.25 Title to Property. The Company and its Subsidiaries have good and marketable title in fee simple to, or a valid leasehold interest in, all real property described in the Offering Memorandums as owned by them (the “Company Properties”), and good and marketable title to all personal property owned by them that is material to the business of the Company, in each case free and clear of all liens, encumbrances, security interests and defects except such as are described in the Time of Sale Memorandum or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any Company Properties, buildings and equipment held under lease by the Company and its Subsidiaries and described in the Offering Memorandums are held by them under valid, subsisting and enforceable leases (such leases, the “Company Leases”) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries is in default under any of the Company Leases, relating to, or any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against, the Company Properties, and neither the Company nor any of its Subsidiaries knows of any event, which but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents.
          2.26 Title Insurance. The Company or its Subsidiaries have either (a) an owner’s or leasehold title insurance policy, from a nationally recognized title insurance company licensed to issue such policy, on each of the Company Properties that insures the fee or leasehold interest, as the case may be, in the Company Properties, which policies include only commercially reasonable exceptions, and with coverage in amounts at least equal to amounts that are generally deemed in the Company’s industry to be commercially reasonable in the markets where the Company’s Properties are located, or (b) one or more lender’s title insurance policies insuring the lien of the mortgages encumbering the Company Properties with coverage, in the aggregate, equal to the maximum aggregate principal amount of indebtedness incurred by the Company or its Subsidiaries and secured by the Company Properties.
          2.27 Code Compliance. Each of the Company Properties complies in all material respects with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Company Properties); and neither the Company nor any of its Subsidiaries has knowledge of any pending or threatened condemnation proceeding, zoning change or other proceeding or action.
          2.28 Environmental Laws. Each of the Company and its Subsidiaries (a) is in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) is in compliance with all terms and conditions of any such permit, license or approval. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).
     Except as otherwise disclosed in the Time of Sale Memorandum: (i) the Company has received no notice of, and has no knowledge of, any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any U.S. federal, state or local environmental statute or regulation or under common law, pertaining to Hazardous Materials (as defined below) on or originating from any of the Company Properties or arising out of the conduct of the Company, including, without limitation, a claim under or pursuant to any Environmental Statute (as defined below); and (ii) none of the Company Properties is included or, to the Company’s knowledge, is proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by U.S. Environmental Protection Agency or on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other governmental authority.

     As used herein, “Hazardous Materials” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any U.S. federal, state or local environmental law, ordinance, rule or regulation including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-330j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute”) or by any federal, state or local governmental authority having or claiming jurisdiction over the Company Properties and other assets described in the Offering Memorandums.
          2.29 Absence of Labor Dispute. No material labor dispute with the employees of the Company or any of its Subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened, or imminent labor disturbance by the employees of any of their principal suppliers or contractors.
          2.30 Mortgage Loans. The Company and its Subsidiaries are in compliance with all of their mortgage loans and all covenants therein, financial and otherwise.
          2.31 Property Improvement Plans. Neither the Company nor any of its Subsidiaries is subject to any material property improvement plan required by franchisors.
          2.32 Investment Company Act. Neither the Company nor any of its Subsidiaries is, or after giving effect to the offering and sale of the Preferred Shares and the application of the proceeds thereof as described in the Offering Memorandums will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”).
          2.33 Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged, and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a similar cost.
          2.34 Material Contracts. Other than (i) the termination of the Credit Agreement and the repayment of amounts due thereunder as disclosed in the Offering Memorandums, and (ii) the Company’s delivery of a notice of its intention not to renew certain employment contracts, which non-renewal is not material to the Company, the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to, described in or filed as an exhibit to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2008 or the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 or the quarter ended June 30, 2009 or any other filing made by the Company with the Commission during the period from January 1, 2009 to the date immediately preceding the Effective Date (such filings, the “SEC Filings”), including, without limitation, any ground lease, franchise agreement or management agreement with respect to the Company Properties, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, to any other party to such contract or agreement.
          2.35 Internal Control Over Financial Reporting. Except as disclosed in the Time of Sale Memorandum, the Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and such internal control over financial reporting is effective to perform the functions for which it was established.
          2.36 Registration Rights. There are no persons with registration or other similar rights to have any securities issued by the Company registered under the Securities Act except (a) for registration rights contained in agreements filed as exhibits to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2008, including exhibits filed by incorporation by reference and (b) pursuant to the Registration Rights Agreement.
          2.37 Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or Subsidiaries or directors or officers of the Company or any of its Subsidiaries, in their capacity as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) including, without limitation, Section 402 related to loans, and Sections 302 and 906 related to certifications.
          2.38 Independent Directors. The members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors of the Company are “independent directors” within the meaning of the listing standards and rules of the NYSE, and with respect to the Audit Committee, the Commission, all of the members of the Audit Committee are financially literate within the meaning of the listing standards and rules of the NYSE and at least one member of the Audit Committee is an “audit committee financial expert,” within the meaning of Item 401(h) of Regulation S-K.
          2.39 ERISA Liabilities. The Company does not have, and does not anticipate incurring, any material liabilities under the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder.

          2.40 Plan Assets. The assets of the Company and its Subsidiaries do not constitute “plan assets” of an ERISA regulated employee benefit plan.
          2.41 Taxes. The Company and each of its Subsidiaries have accurately prepared and timely filed all federal, state and other tax returns and extensions (“Returns”) that are required to be filed by each such entity; all such Returns are true, correct and complete in all material respects; and all federal, state, county, local or foreign taxes, charges, fees, levies, fines, penalties or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental authority (including any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability), in each case, to the extent material (“Taxes”), shown in such Returns or on assessments received by the Company or any of its Subsidiaries or otherwise due and payable or claimed to be due and payable by any governmental authority, have been paid, except for any such tax, charge, fee, levy, fine, penalty or other assessment that (a) is currently being contested in good faith, or (b) is immaterial in amount. Neither the Company nor any of its Subsidiaries has requested any extension of time within which to file any Return, which Return has not since been filed. Neither the Company nor any of its Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns. No audits or other administrative proceedings or court proceedings are presently pending nor threatened against the Company or any of its Subsidiaries with regard to any Taxes or Returns of the Company or any of its Subsidiaries, and no taxing authority has notified the Company or any of its Subsidiaries in writing that it intends to investigate its Tax affairs.
          2.42 Proceeds; Office of Foreign Assets Control. None of the proceeds received by the Company from the offering of the Preferred Shares will be used to further any action in violation or contravention of the U.S.A. Patriot Act or otherwise violate or contravene the rules, regulations, or policies of the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, or affiliate of the Company or any of its Subsidiaries is currently subject to any sanctions administered by OFAC.
          2.43 No Relationships. No material relationship, direct or indirect, exists between or among any of the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which would be required pursuant to the regulations applicable to Form 10-K to be described in an annual report filed by the Company on Form 10-K with the Commission (if such Form 10-K were filed on the date hereof) which is not so described in each of the Offering Memorandums.
          2.44 Registration of Securities and Listing Approval. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and prior to the Closing Date the Underlying Shares will be approved for listing on the NYSE, subject to official notice of issuance.

          2.45 Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its Chief Executive Officer and its Chief Financial Officer, as appropriate to allow timely decisions regarding disclosure, and except as disclosed in the Time of Sale Memorandum, such disclosure controls and procedures are effective to perform the functions for which they were established.
          2.46 Statistical and Market-Related Data. The statistical and market-related data included in the Offering Memorandums are based on or derived from sources which the Company believes to be reliable and accurate, and the Company has received any consents necessary to use such statistical and market-related data in the Offering Memorandums.
          2.47 Commission Comment Letters. There are no comments outstanding under any letters from the staff of the Commission relating to the Company’s filings with the Commission other than comments which (i) have been responded to by the Company and (ii) are not material to the Company.
          2.48 No Registration. No registration under the Securities Act of the Preferred Shares is required for the sale of the Preferred Shares to the Purchasers as contemplated hereby. No form of general solicitation or general advertising (as defined in Regulation D under the Securities Act) was used by the Company or any of its representatives in connection with the offer and sale of any of the Preferred Shares, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.
          2.49 Rule 144A. Each of the Offering Memorandums as of their dates, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Securities Act.
          2.50 Regulations T, U and X. None of the execution, delivery and performance of this Agreement, the issuance and sale of the Preferred Shares, the issuance of the Underlying Shares, the application of the proceeds from the issuance and sale of the Preferred Shares, and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandums, will violate Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.
          2.51 Finder’s Fees. Except pursuant to this Agreement and the Rule 144A Purchase Agreement and the placement agent fees contemplated therewith (which placement agent fees are being paid by the Company), there are no contracts, agreements or understandings between the Company and its Subsidiaries and any other person that would give rise to a valid claim against the Company or any of its Subsidiaries or any of the Purchasers for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Preferred Shares or the Underlying Shares. The Company shall indemnify, pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim.
          2.52 Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
          2.53 Foreign Corrupt Practices Act. Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, or affiliate of the Company or any of the Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, the Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
          2.54 Reservation of Underlying Shares. The Company has reserved, and will continue to reserve, free of any preemptive or similar rights of stockholders of the Company, a number of unissued shares of Common Stock, sufficient to issue and deliver the Underlying Shares into which the Preferred Shares are initially convertible at Closing and has taken all such actions required and permitted to be taken to reserve for issuance all Underlying Shares issuable upon conversion of the Preferred Shares following the amendment of the Certificate of Incorporation to increase the number of authorized shares in accordance with their terms.
          2.55 NYSE Financial Viability Exception. The Audit Committee of the Board of Directors of the Company has approved the filing, with the NYSE, of an application for exemption (the “Exemption”) from the stockholder approval requirements of Section 312.03 of the NYSE Listed Company Manual (the “Exemption Application”) pursuant to the financial viability exception provided for under Section 312.05 of the NYSE Listed Company Manual. The Company filed the Exemption Application with the NYSE on October 20, 2009 and expects to receive notice of the NYSE’s approval of the Exemption Application on October 23, 2009. Pursuant to Section 312.05 of the NYSE Listed Company Manual, the Company has mailed to its stockholders a letter (the “Exemption Letter”) alerting them to its omission to seek the stockholder approval that would otherwise be required under the Section 312.03 of the NYSE Listed Company Manual and indicating that the Audit Committee has expressly approved the exception. The Company has provided to the Purchasers true, accurate, and complete copies of (a) the resolutions of the Audit Committee authorizing the filing of the Exemption Application, (b) the Exemption Application, as filed with the NYSE, and will provide as soon as available copies of (1) the NYSE’s notice to the Company approving the Exemption Application, and (d) the Exemption Letter.
          2.56 Existing Stockholder Investment. The Company has consummated the sale of its Senior Subordinated Convertible Note, dated as of October 2, 2009, to Kojaian Management Corporation, a Michigan corporation, for gross proceeds of $5,000,000.
          2.57 Registration Rights Waiver. Kojaian Ventures, L.L.C., a Michigan limited liability company, and Kojaian Holdings, LLC, a Michigan limited liability company, on their own behalf and on behalf of their affiliates, have delivered a letter pursuant to which all such persons agreed to waive any rights they may have to register any securities of the Company in connection with any registrations of Securities effected pursuant to the Registration Rights Agreement.
          2.58 Application of Takeover Protections; Rights Agreements. The Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Purchaser solely as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Purchaser’s ownership of the Securities.
          2.59 Acknowledgment Regarding Purchasers’ Purchase of Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Operative Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Operative Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Operative Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities.
          2.60 Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).
     SECTION 3. Purchaser’s Representations and Warranties. Each Purchaser represents and warrants to the Company with respect to only itself that as of the Effective Date and the Closing:
          3.1 Information. Such Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to an investment decision like that involved in the purchase of the Preferred Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems necessary and relevant, including the Time of Sale Memorandum and SEC Filings, in making an informed decision to purchase the Preferred Shares. Such Purchaser further represents that it has had an opportunity to ask questions of and receive answers from the Company regarding the terms and conditions of the offering of the Preferred Shares and the business, properties, prospects and financial condition of the Company. Such Purchaser understands that its investment in the Preferred Shares involves a significant degree of risk. Such Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Preferred Shares and has the ability to bear the economic risks of an investment in the Preferred Shares for an indefinite period of time. The Purchaser acknowledges that the Placement Agent has made no representations or warranties regarding the Company.
          3.2 Investment Purpose. Such Purchaser is acquiring the number of Preferred Shares set forth opposite its name on Schedule A hereto in the ordinary course of its business and for its own account for investment purposes only and with no present intention of distributing any of such Preferred Shares, and no arrangement or understanding exists with any other persons regarding the distribution of such Preferred Shares; provided, however, that in making such representation, such Purchaser reserves the right to sell, transfer or otherwise dispose of the Preferred Shares at any time subject to and in accordance with (i) the provisions of this Agreement and (ii) the Federal and state securities laws applicable to such sale, transfer or disposition.
          3.3 Accredited Investor. Such Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.
          3.4 Reliance on Exemptions. Such Purchaser understands that the Preferred Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and applicable state securities laws and that the Company is relying upon the truth, accuracy and completeness of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Preferred Shares.
          3.5 Offering Materials. Such Purchaser hereby acknowledges and agrees that it is prohibited from reproducing or distributing the Offering Memorandums, the Operative Documents or any other offering materials, in whole or in part, or divulging or discussing any of their contents, except for use internally and by its legal counsel, except as required by law or legal process or except to the extent such information is made publicly available other than as a result of a breach by such Purchaser (or any of its affiliates or their representatives) of its confidentiality obligations hereunder. Further, such Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential until such time as the Company makes a public announcement of the sale of the Preferred Shares. Such Purchaser understands that the federal securities laws impose restrictions on trading based on information regarding this offering.

          3.6 No Governmental Review. Such Purchaser understands that no United States federal or state agency or other government or governmental agency has passed upon or made any recommendation or endorsement of the Preferred Shares or the fairness or suitability of the investment in the Preferred Shares nor have such authorities passed upon or endorsed the merits of the offering of the Preferred Shares.
          3.7 Transfer or Resale.
               (a) Such Purchaser understands that the Preferred Shares have not been registered under the Securities Act or any state securities laws, and such Purchaser agrees that it will not, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a “Disposition;” and the term “Dispose” shall have the correlative meaning) the Preferred Shares, unless (i) the Preferred Shares are registered under the Securities Act, (ii) such Purchaser shall have delivered to the Company an opinion of counsel in form and substance reasonably acceptable to the Company, to the effect that, in connection with such Disposition, registration is not required under the Securities Act or any applicable state securities law due to the applicability of an exemption therefrom, or (iii) such Preferred Shares have been Disposed of in accordance with Rule 144 under the Securities Act or any successor provision. In that connection, such Purchaser is aware of Rule 144 under the Securities Act and the restrictions imposed thereby.
               (b) Such Purchaser that is located outside the United States acknowledges that, to its knowledge, no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Preferred Shares, or possession or distribution of offering materials in connection with the issue of the Preferred Shares, in any jurisdiction outside the United States where action for that purpose is required. Such Purchaser outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Preferred Shares or has in its possession or distributes any offering material, in all cases at its own expense. The Placement Agent is not authorized to make any representation or use any information in connection with the issue, placement, purchase and sale of the Preferred Shares.
               (c) Such Purchaser hereby covenants with the Company not to make any Disposition of the Preferred Shares without complying with the provisions of the Operative Documents, and, if then applicable, without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and such Purchaser acknowledges that the certificates evidencing the Preferred Shares will be imprinted with a legend that prohibits their Disposition except in accordance therewith.
          3.8 Legends. Such Purchaser understands that the Securities (and all securities issued in exchange therefor or in substitution thereof) shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Securities):
     “NEITHER THIS SECURITY NOR THE COMMON STOCK ISSUABLE ON CONVERSION OF THIS SECURITY HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS

OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR THE COMMON STOCK ISSUABLE ON CONVERSION OF THIS SECURITY, NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF (A) THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT), OR (C) IT IS AN INDIVIDUAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a) (4), (5) OR (6) UNDER THE SECURITIES ACT; (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY OR ANY COMMON STOCK ISSUABLE ON CONVERSION OF THIS SECURITY, BEFORE THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(d) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO GRUBB & ELLIS COMPANY (THE “ISSUER”), (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) IF THE SECURITIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) UNDER THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRANSFER AGENT’S RIGHT BEFORE ANY SUCH OFFER, SALE OR TRANSFER UNDER CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED ON THE EARLIER OF THE TRANSFER OF THIS SECURITY UNDER CLAUSE 2(B) ABOVE OR ON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).”
     The legend above shall be removed by the Company from any certificate evidencing the Securities if a registration statement under the Securities Act is at that time in effect with respect to the legended Security or the Company is provided with documentation reasonably satisfactory to the Company and its counsel that such Security can be freely transferred in a public sale without such a registration statement being in effect.
     If the Company shall fail for any reason or for no reason to issue to the Purchaser unlegended certificates or issue such Securities to such Purchaser by electronic delivery at the applicable balance account at The Depository Trust Company within three (3) business days after the receipt of documents necessary for the removal of the legend set forth in this Section 3.8 above (the “Removal Date”), then in addition to all other remedies available to the Purchaser, if on or after the business day immediately following such three (3) business day period, the Purchaser purchases (in an open market transaction or otherwise) shares of Securities to deliver in satisfaction of a sale by the Purchaser of such Securities that the Purchaser anticipated receiving without legend from the Company (a “Buy-In”), then the Company shall, within three (3) business days after the Purchaser’s request and in the Purchaser’s discretion, either (a) pay cash to the Purchaser in an amount equal to the Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Securities so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such unlegended Securities shall terminate, or (b) promptly honor its obligation to deliver to the Purchaser such unlegended Securities as provided above and pay cash to the Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (i) such number of shares of Securities, times (ii) the Closing Bid Price on the Removal Date. For the purpose of this Agreement, “Closing Bid Price” means, for any security as of any date, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets (“Bloomberg”), or if the foregoing does not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holder of the Securities. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.
          3.9 Residency. If such Purchaser is not a natural person, such Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.
          3.10 Authorization; Enforcement; Validity. Such Purchaser has the power, authority and capacity to enter into the Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery, and performance of such Operative Documents. Upon the execution and delivery of such Operative Documents, and assuming the valid execution thereof by the Company, such Operative Documents shall constitute valid and binding obligations of such Purchaser, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as agreements by such Purchaser to indemnify others may be violative of public policy and, thus, unenforceable.
          3.11 No Conflicts. The execution and performance of the Operative Documents to which such Purchaser is a party do not conflict with any other agreement to which such Purchaser is a party or is bound, any court order or judgment binding upon such Purchaser, or the organizational documents of such Purchaser, except for such conflicts as would not reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement.
          3.12 No Intent to Effect a Change of Control. Such Purchaser has no present intention to acquire or hold the Securities with a purpose or effect of changing or influencing control of the Company, as such phrase is understood in Regulation 13D under the Exchange Act.
          3.13 No Adverse Litigation. Such Purchaser is not a party to any litigation against the Company.
          3.14 No Advice. Such Purchaser understands that nothing in this Agreement or any other materials presented to such Purchaser in connection with the purchase and sale of the Preferred Shares constitutes legal, tax or investment advice. Such Purchaser has consulted its own legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Preferred Shares. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely on such representations and warranties.
          3.15 No Finder’s Fees. Such Purchaser has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.
          3.16 No General Solicitation. Such Purchaser is not purchasing the Preferred Shares as a result of any advertisement, article, notice or other communication regarding the Preferred Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
          3.17 Prohibited Transactions.
          (a) During the period beginning from the time such Purchaser was initially contacted about the issue and sale of the Preferred Shares to the date hereof, neither such Purchaser nor any affiliate of such Purchaser, foreign or domestic, has, directly or indirectly, effected or agreed to effect any “short sale” (as defined in Rule 200 under Regulation SHO), whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, borrowed any shares of Common Stock, or granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Company’ securities (each, a “Prohibited Transaction”).
          (b) Prior to the earlier to occur of (i) the termination of this Agreement, and (ii) 180 days from the Closing Date, such Purchaser shall not, and shall cause its affiliates not to engage directly or indirectly, in any Prohibited Transaction.

          3.18 No Registration Rights. Other than certain of the Purchasers that are party to the Registration Rights Agreement, each Purchaser acknowledges that no Purchaser will be granted any rights to require the registration of the Preferred Shares.
     SECTION 4. Covenants.
          4.1 Obligations. Each party shall timely satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement. The Company will use its reasonable best efforts to do and perform all things to be done or performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Preferred Shares.
          4.2 Securities Laws Disclosure. On or before 5:00 p.m., eastern time, on the fourth business day following the date of this Agreement, the Company shall file a Current Report on Form 8-K with the Commission (i) describing the terms of the transactions contemplated by the Operative Documents and including the form of this Agreement and the form of the Registration Rights Agreement and the form of Certificate of Designations as exhibits to such Current Report on Form 8-K and (ii) describing any material non-public information set forth in the Offering Memorandums. From and after the issuance of such Form 8-K, no Purchaser shall be in possession of any material, non-public information received from the Placement Agent, the Company, any Subsidiary or any of their respective officers, directors or employees, that is not disclosed in such Form 8-K. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries from and after the filing of such Form 8-K with the Commission without the consent of such Purchaser.
          4.3 Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Shares as described under “Use of Proceeds” in the Time of Sale Memorandum.
          4.4 Restriction on Sale of Securities. During a period of 180 days from the date of the Offering Memorandum, the Company will not, without the prior written consent of the Placement Agent, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or other security of the Company or any of its Subsidiaries or any security convertible into or exercisable or exchangeable for Common Stock or other securities of the Company or any of its Subsidiaries or file any registration statement under the Securities Act (other than a registration statement on Form S-8 or filed pursuant to the Registration Rights Agreement) with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) any Preferred Shares to be sold by the Company hereunder, (B) issuances of equity incentive awards pursuant to the Company’s equity incentive plans, (C) the issuance of Underlying Shares upon conversion of the Preferred Shares, or (D) issuances of any equity awards pursuant to an employment agreement or arrangement or equity compensation plan approved by the Company’s Board of Directors.
          4.5 Blue Sky Laws. The Company agrees to make commercially reasonable best efforts to qualify the Preferred Shares under the state securities or blue sky laws of any jurisdiction in which such qualification may be required in connection with the sale and distribution of the Preferred Shares.
          4.6 General Solicitation. The Company will not solicit any offer to buy or offer or sell the Preferred Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
          4.7 Rule 144 Information. For so long as any of the Preferred Shares remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will make available to any holder or beneficial owner of Preferred Shares in connection with any sale thereof and any prospective purchaser of such Preferred Shares from such holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act.
          4.8 Listing. The Company will use its reasonable best efforts to promptly effect the listing of the Underlying Shares on the NYSE.
          4.9 Sarbanes-Oxley Act. The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules, and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
          4.10 Available Shares. The Company will reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue the Underlying Shares.
          4.11 Transfer Agent. The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.
          4.12 Investment Company. The Company will take such steps as shall be necessary to ensure that the Company does not become an “investment company” as such term is defined under the Investment Company Act.
          4.13 Usury Laws. The Company will not voluntarily claim the benefit of any usury laws against the holders of any Securities.
     SECTION 5. Conditions to the Company’s Obligation to Close. The obligation of the Company to issue and sell the Preferred Shares to each respective Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the

Company at any time in its sole discretion by providing such Purchaser with prior written notice thereof:
          5.1 Operative Documents. Such Purchaser shall have executed each of the Operative Documents to which it is a party and delivered the same to the Company.
          5.2 Payment of Purchase Price. The Company shall have received from such Purchaser the full amount of the purchase price for the Preferred Shares being purchased by such Purchaser at the Closing, by wire transfer of immediately available funds in accordance with the Escrow Agreement. Wire transfer instructions shall be set forth on Schedule C hereto.
          5.3 No Injunctions or Restraints. No litigation properly filed and served on the Company by a governmental authority with competent jurisdiction over the Company shall be pending which seeks to enjoin or prohibit the Company from consummating the transactions contemplated by the Operative Documents, and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction over the Company shall be in effect which seeks to enjoin or prohibit the Company from consummating the transactions contemplated by the Operative Documents.
          5.4 Representations and Warranties; Covenants. The representations and warranties of such Purchaser shall be true, correct and complete in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case such representations and warranties shall be true, correct and complete without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date), and such Purchaser shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by the Operative Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.
     SECTION 6. Conditions to each Purchaser’s Obligation to Close. The obligation of each Purchaser hereunder to purchase the Preferred Shares from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion by providing the Company with prior written notice thereof:
          6.1 Operative Documents. The Company shall have executed each of the Operative Documents and delivered the same to such Purchaser.
          6.2 Delivery of Preferred Shares. The Company shall have executed and delivered to such Purchaser one or more certificates representing the Preferred Shares being purchased by such Purchaser at the Closing.
          6.3 Opinion of Counsel. The Company shall have delivered to the Placement Agent the opinion of Zukerman Gore Brandeis & Crossman, LLP, legal counsel of the Company, dated as of the Closing Date, in substantially the form of Exhibit D attached hereto, subject to customary qualifications, and such other opinions as the Purchasers may reasonably request.

Such opinion also shall state that each of the Purchasers may rely thereon as though it were addressed to such Purchaser.
          6.4 Lock-Up Agreement. On the Effective Date, the Company shall have delivered to the Placement Agent an agreement in the form of Exhibit E attached hereto (the “Lock-up Agreement”) from certain officers, satisfactory to the Placement Agent, and each director of the Company. Such agreement shall be in full force and effect on the Closing Date.
          6.5 “Comfort” Letter. At the Closing, the Company shall have delivered to the Placement Agent letters from Ernst & Young LLP dated, respectively, as of the Effective Date and the Closing Date, in form and substance reasonably satisfactory to the Placement Agent, relating to the financial statements, including any pro forma financial statements, of the Company, and such other matters customarily covered by comfort letters issued in connection with registered public offerings. Such letters also shall state that each of the Purchasers may rely thereon as though it were addressed to such Purchaser.
          6.6 No Injunctions or Restraints. No litigation properly filed and served on the Company by a governmental authority with competent jurisdiction over the Company shall be pending which seeks to enjoin or prohibit the Company from consummating the transactions contemplated by the Operative Documents, and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction over the Company shall be in effect which seeks to enjoin or prohibit the Company from consummating the transactions contemplated by the Operative Documents.
          6.7 Representations and Warranties; Covenants. The representations and warranties of the Company shall be true, correct and complete in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 2 above, in which case such representations and warranties shall be true, correct and complete without further qualification) as of the date when made and as of the Closing Date as though made at the Closing Date, and the Company shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by the Operative Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.
          6.8 Material Adverse Change. Subsequent to the respective dates as of which information is given in the Offering Memorandums, there has been no (i) change, event, circumstance or development that could reasonably be expected to have a Material Adverse Effect (whether or not arising in the ordinary course of business), (ii) transaction which is material to the Company and its Subsidiaries, considered as one enterprise, (iii) other than the transactions contemplated in this Agreement or the Operative Documents, obligation, direct or contingent, that is material to the Company and its Subsidiaries, considered as one enterprise, incurred by the Company and the Subsidiaries, considered as one enterprise, (iv) change in the capital stock or material change in outstanding indebtedness of the Company and its Subsidiaries, considered as one enterprise, considered as one enterprise, or (v) dividend or distribution of any kind declared, paid or made on the capital stock of the Company or its Subsidiaries, or any loss or damage (whether or not insured) to the property of the Company or

Subsidiaries which has been sustained or will have been sustained which has a Material Adverse Effect.
          6.9 Good Standing Certificate. The Company shall have delivered to the Placement Agent on behalf of the Purchasers a certificate of the Secretary of State of the State of Delaware, dated as of a date within ten days of the date of the Closing, with respect to the good standing of the Company.
          6.10 Secretary’s Certificate. The Company shall have delivered to the Placement Agent on behalf of the Purchasers a certificate of the Company executed by the Company’s Secretary, dated as of the Closing Date, attaching and certifying to the truth and correctness of (i) the Company’s charter documents, (ii) the Company’s bylaws, and (iii) the resolutions adopted by the Company’s board of directors in connection with the transactions contemplated by the Operative Documents.
          6.11 Other Actions. The Company shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Placement Agent or the Purchasers in connection with the transactions contemplated hereby.
          6.12 Approval of Listing. At the Closing Time, the Underlying Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.
          6.13 Certificate of Designations. The Company shall have filed the Certificate of Designations with the Secretary of State of the State of Delaware.
          6.14 Registration Rights Agreement. The Company and the holders party to the Registration Rights Agreement shall have entered into the Registration Rights Agreement.
          6.15 Escrow Agreement. The Escrow Agent, the Company, the Initial Purchaser and the Placement Agent shall have entered into the Escrow Agreement.
          6.16 Debt Restructuring. The Company and its Subsidiaries shall have satisfied in full their respective obligations in connection with the Credit Agreement. The Credit Agreement shall have been terminated in accordance with its terms and all principal, interest and other amounts due to the lenders and agents thereunder shall have been paid in full and the Placement Agent shall have been provided with a copy of a payoff letter or other evidence demonstrating such payment in full.
          6.17 NYSE Exemption. The Exemption Application shall be in full force and effect and the required 10-day notification period with respect thereto shall have expired without such exemption having been withdrawn, rescinded or voided.
          6.18 Preliminary Proxy. The Company shall have filed a preliminary proxy with the Commission for a stockholder meeting to be held no later than 120 days after the Closing Date, seeking to amend its certificate of incorporation, in accordance with Section 9 of the Certificate of Designations.

          6.19 Officers’ Certificate. On the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum or the Time of Sale Offering Memorandum, (i) any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating according any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, (ii) any adverse change, or any development involving a prospective adverse change, in the condition, financial or otherwise, or in the earnings, assets, business affairs, business prospects, or operations of the Company and its Subsidiaries, taken as a whole, or in the fee, ground lease, and mortgage interests, in the properties which the Company and its Subsidiaries will own and/or operate as of the Closing Date, whether or not arising in the ordinary course of business, which would be material to the Company and its Subsidiaries, taken as a whole, (iii) transactions or acquisitions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business which would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (iv) any dividend or distribution of any kind, declared, paid or made by the Company on any class of its capital stock, or (v) any change in the capital stock of the Company or any increase in indebtedness of Company or any of its Subsidiaries or in the indebtedness encumbering the properties which the Company and its Subsidiaries will own and/or operate as of the Closing Date, which would reasonably be expected to have a Material Adverse Effect, and the Initial Purchaser shall have received a certificate of the chief financial or chief accounting officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the statements above are true and correct as of the Closing Date, (iii) the representations and warranties in Section 2 hereof are true and correct as of the Closing Date, and (iv) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.
     SECTION 7. Miscellaneous Provisions.
          7.1 Survival of Representations and Warranties. A Purchaser’s election to purchase the Preferred Shares being purchased by such Purchaser based upon the statements in the certificate described in Section 6.19 of this Agreement shall not be construed as a waiver of such Purchaser’s right to remedies for the inaccuracy of the representations and warranties made by the Company in this Agreement and in such certificate. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all representations and warranties made by the Company and the Purchasers herein and in the certificates for the Preferred Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchasers of the Preferred Shares being purchased and the payment in exchange therefor.
          7.2 Placement Agent. The Purchasers acknowledge that the Company intends to pay to the Placement Agent a fee in respect of the sale of the Preferred Shares to the Purchasers. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Preferred Shares to the Purchasers. The Placement Agent is not an agent of, and is not entitled to make any representations to the Purchasers or execute any documents on behalf of, the Company, and the Purchasers acknowledge that the Placement Agent is not authorized to bind the Company in any way.
          7.3 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile; or (iii) two (2) business days after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
          (a)     if to the Company, to:
Grubb & Ellis Company
500 W. Monroe
Chicago, Illinois 60661
Attention: Chief Financial Officer
Facsimile No.: (312) 698-5944
                  with a copy to:
Zukerman Gore Brandeis & Crossman, LLP
875 Third Avenue
New York, New York 10022
Attention: Clifford A. Brandeis, Esq.
                 Joseph E. Maloney, Esq.
Facsimile No.: (212) 223-6433
          (b)     if to the Placement Agent, to:
JMP Securities LLC
600 Montgomery Street, 11th Floor
San Francisco, California 94111
Facsimile: (415) 835-8910
Attention: Kent Ledbetter
                 David Fullerton
                 Anthony Wayne
                  with a copy to:
O’Melveny & Myers LLP
Two Embarcadero Center, 28th Floor
San Francisco, California 94111
Facsimile: (415) 984-8701
Attention: Peter T. Healy, Esq.

          (c) if to a Purchaser, at its address as set forth on the Stock Certificate Questionnaire completed by such Purchaser, or at such other address or addresses as may have been furnished to the Company in writing.
Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
          7.4 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
          7.5 Expenses. The Company shall pay the legal fees and expenses of Greenberg Traurig LLP incurred by the Purchasers on Schedule E in connection with the transactions contemplated by the Operative Documents, which amount shall be paid out of the escrow account contemplated by the Escrow Agreement at the Closing or paid by the Company upon termination of this Agreement so long as such termination did not occur as a result of a material breach by such Purchasers of any of their obligations hereunder (as the case may be). Except as provided elsewhere in the Operative Documents, each party shall bear their respective costs and expenses associated with the negotiation, execution, delivery, and performance of the Operative Documents.
          7.6 Indemnity. The Company shall indemnify, defend and hold harmless each of the Purchasers and its agents, shareholders, partners, members, officers, directors, representatives and affiliates (each a “Purchaser Indemnitee” and collectively, the “Purchaser Indemnitees”) from and against any and all losses, damages, liabilities, claims and expenses, including reasonable attorneys’ fees, sustained by any Purchaser Indemnitee resulting from, arising out of, or connected with any material inaccuracy in, breach of, or non-fulfillment of any representation, warranty, covenant or agreement made by or other obligation of the Company contained in this Agreement (including the exhibits and schedules hereto) or in any document delivered in connection herewith.
          7.7 Amendments and Waivers. This Agreement may not be modified or amended or the observance of any term of this Agreement may not be waived except pursuant to an instrument in writing signed by the Company and each Purchaser. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration is also offered to all of the Purchasers.

          7.8 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
          7.9 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
          7.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws provisions.
          7.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures shall be deemed original signatures.
          7.12 Entire Agreement. This Agreement, the Operative Documents, and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any of the Purchasers makes any representation, warranty, covenant or undertaking with respect to such matters.
          7.13 Third Party Beneficiaries. The Placement Agent shall be a third party beneficiary of this Agreement.
          7.14 Publicity. The Company shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated by the Operative Documents. The Company shall not publicly disclose the name of any Purchaser or any of its affiliates or investment advisers without the prior written consent of such Purchaser; provided, however, that the Company shall have the right to disclose such information without such Purchaser’s consent in the event that such disclosure is required by any judicial or administrative action, law (including, without limitation, the Securities Act and the Exchange Act), any exchange on which securities of the Company are listed and regulations or as otherwise deemed advisable by counsel to the Company.
          7.15 Termination. In the event that the Closing shall not have occurred with respect to a Purchaser on or before thirty (30) calendar days from the Effective Date due to the Company’s or such Purchaser’s failure to satisfy the conditions set forth in Sections 5 and 6 of this Agreement (and the non-breaching party’s failure to waive such unsatisfied conditions), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any non-breaching party to any other party. If, upon termination of this Agreement, the amount, if any, received by any Purchaser from the escrow account is less than the amount deposited into the escrow account, the Company shall immediately pay the amount of any deficiency to such Purchaser.
          7.16 Assignment. The terms and conditions to this Agreement shall inure to the benefit of the parties hereto and their respective permitted successors, heirs, assignees and legal representatives. This Agreement and the rights and obligations of the respective Purchasers hereunder may not be assigned without the prior written consent of the Company; provided, however, that no such consent shall be required for any assignment to (i) a direct or indirect majority-owned subsidiary of such Purchaser or other entity controlled or managed by the Purchaser, (ii) to any entity for which such Purchaser or an affiliate of the Purchaser is a general partner or managing member or (iii) to any entity that shares a common discretionary investment advisor with such Purchaser. The Company may not assign its rights hereunder without the prior written consent of the Purchasers. In no event will a sale by any Purchaser of all or substantially all of its capital stock or assets, or a merger, consolidation, share exchange or other business combination transaction involving any such Purchaser constitute an assignment for purposes of this Section 7.16.
[Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

“COMPANY” GRUBB & ELLIS COMPANY
By:
Name:
Title:
[Signature page to Purchase Agreement]

“PURCHASER”

Legal Name of Purchaser:

Name of Individual Representing Purchaser:

Title of Individual Representing Purchaser:

Signature:

Number of Preferred Shares:

Address:

Telephone:

Facsimile:
[Signature page to Purchase Agreement]

SUMMARY INSTRUCTION SHEET FOR THE PURCHASER
(to be read in conjunction with the entire Purchase Agreement)
A. Complete the following items on the Purchase Agreement:
1. Signature Page:
(i)	Legal Name of Purchaser

(ii)	Name of Individual representing Purchaser (if an Institution)

(iii)	Title of Individual representing Purchaser (if an Institution)

(iv)	Signature of Individual Purchaser or Individual representing Purchaser

(v)	Address, telephone number and facsimile number of Purchaser
2. Appendix I — Stock Certificate Questionnaire: Provide the information requested by the Stock Certificate Questionnaire (attached hereto).
3. Return properly completed and signed Purchase Agreement including the properly completed Appendix I (initially by facsimile with hard copy by overnight delivery) to:
JMP Securities LLC
600 Montgomery Street, 11th Floor
San Francisco, California 94111
Facsimile: (415) 835-8910
Attention: Kent Ledbetter
                 David Fullerton
                 Anthony Wayne
B. Instructions regarding the transfer of funds for the purchase of Preferred Shares will be sent by facsimile to the Purchaser by the Placement Agent at a later date.
C. Upon the resale of the Preferred Shares by the Purchasers, as described in the Purchase Agreement, the Purchaser must send a letter in the form of Appendix II attached hereto to the Company so that the Preferred Shares may be properly transferred.

APPENDIX I

GRUBB & ELLIS COMPANY

STOCK CERTIFICATE QUESTIONNAIRE
     The undersigned purchaser requests that its stock certificate be issued in the name of the person(s) indicated below:

Name:

Address:

Social Security or other Taxpayer Identification Number:

Date:

Name of Purchaser:

Name of Individual Representing Purchaser:

Title:

Signature:

APPENDIX II

GRUBB & ELLIS COMPANY

PURCHASER’S CERTIFICATE OF SUBSEQUENT SALE

Attention:	Grubb & Ellis Company Chief Financial Officer
     The undersigned, [an officer of, or other person duly authorized by]                     1 hereby certifies that [he/she][said institution] is the Purchaser of the shares evidenced by the attached certificate, and as such, sold                     2 shares on                                         .3
     Print or Type:

Name of Purchaser:

Name of Individual Representing Purchaser:

Title:

Signature:

[1]	Insert official name of individual or institution.

[2]	Insert number of shares.

[3]	Insert date of sale.

SCHEDULE A

SCHEDULE OF PURCHASERS

	Number of	Aggregate
Name of Purchaser	Preferred Shares	Purchase Price

1.

2.

3.

4.

5.

6.

7.

8.

9.

10.

SCHEDULE B
ADDITIONAL TIME OF SALE INFORMATION
The Placement Agent shall receive a cash fee (the “Private Placement Fee”) of six percent of the gross proceeds of the sale of Preferred Stock pursuant to this Agreement, except as otherwise set forth in the engagement letter dated September 24, 2009 by and between the Company and the Placement Agent.

SCHEDULE C
COMPANY WIRE INSTRUCTIONS
[Please see attached.]

SCHEDULE D
LIST OF GOOD STANDING JURISDICTIONS

	Subsidiary Name	Subsidiary of:	State of Org.
1	Grubb & Ellis Affiliates, Inc.	Grubb & Ellis Company (“G&E”)	DE
2	Grubb & Ellis Management Services, Inc. (f/k/a Axiom Real Estate Management Services, Inc.) (“GEMS”)	G&E	DE
3	Grubb & Ellis of Arizona, Inc.	G&E	WA
4	Grubb & Ellis Consulting Services Company (d/b/a Landauer Realty Group, Inc.) (“G&E Consulting”)	G&E	FL
5	Grubb & Ellis of Michigan, Inc. (d/b/a Grubb & Ellis Company)	G&E	MI
6	Grubb & Ellis Mortgage Group, Inc.	G&E	CA
7	Grubb & Ellis of Nevada, Inc.	G&E	NV
8	Grubb & Ellis New York, Inc.	G&E	NY
9	Grubb & Ellis Advisers of California, Inc. (formerly known as Grubb & Ellis Realty Advisers, Inc.)	G&E	CA
10	HSM Inc.	G&E	TX
11	Wm. A. White/Grubb & Ellis Inc.	G&E	NY
12	Landauer Hospitality International, Inc.	G&E Consulting	DE
13	Landauer Securities, Inc.	G&E Consulting	MA
14	Grubb & Ellis Management Services of Michigan, Inc. (d/b/a Grubb & Ellis Management Services, Inc.)	GEMS	MI
15	Grubb & Ellis Europe, Inc.	G&E	CA
16	GERA Shafer/Abrams Holdings LLC	G&E	DE
17	GERA Abrams Centre LLC	GERA Shafer/Abrams	DE
18	GERA 6400 Shafer LLC	GERA Shafer/Abrams	DE
19	NNN Realty Advisors, Inc.	G&E	DE
20	Grubb & Ellis Realty Investors, LLC	NNN Realty Adv.	VA
21	NNN/ROC Apartment Holdings, LLC	G&E Realty Inv.	VA
22	NNN Collateralized Senior Notes, LLC	G&E Realty Inv.	DE
23	NNN Mission Residential Holdings, LLC	G&E Realty Inv.	VA
24	Grubb & Ellis Healthcare REIT Advisor, LLC	G&E Realty Inv.	DE
25	Grubb & Ellis Healthcare Management, LLC	G&E Realty Inv.	VA
26	Grubb & Ellis Apartment REIT Advisor, LLC	G&E Realty Inv.	VA
27	Grubb & Ellis Apartment Management, LLC	G&E Realty Inv.	VA
28	NNN Park At Spring Creek Leaseco, LP	G&E Realty Inv.	TX

Schedule D - 1

	Subsidiary Name	Subsidiary of:	State of Org.
29	NNN 6320 Lamar, LLC	G&E Realty Inv.	VA
30	NNN Met Centre 10 SPE, LLC	G&E Realty Inv.	DE
31	NNN/SOF Avallon Member, LLC	G&E Realty Inv.	DE
32	NNN 200 Galleria Member, LLC	G&E Realty Inv.	DE
33	Grubb & Ellis Housing, LLC	G&E Realty Inv.	VA
34	NNN St. Charles Leaseco, LLC	G&E Housing	DE
35	NNN Sanctuary at Highland Oaks Leasco, LLC	G&E Housing	DE
36	Triple Net Properties Realty, Inc.	NNN Realty Adv.	CA
37	Grubb & Ellis Residential Management, Inc.	NNN Realty Adv.	DE
38	Grubb & Ellis Alesco Global Advisors, LLC	NNN Realty Adv.	CA
39	Grubb & Ellis Securities, Inc.	NNN Realty Adv.	CA
40	Grubb & Ellis Healthcare REIT II Advisor, LLC	G&E Realty Inv.	DE
41	NNN/SOF Avallon, LLC	NNN/SOF Avallon Member	DE
42	NNN 200 Galleria, LLC	NNN 200 Galleria Member	DE
43	Middle East Real Estate Services, LLC	GEMS	DE
44	Grubb & Ellis Equity Advisors, Property Management, Inc.	GEEA	DE
45	Grubb & Ellis Investor Solutions, LLC	GEEA	DE
46	Grubb & Ellis — RPTA Property Tax Advisors, LLC	G&E	DE
47	Grubb & Ellis Capital Corporation	G&E	CA
48	Grubb & Ellis Equity Advisors, LLC	G&E	DE
49	Grubb & Ellis Infrastructure Member, LLC	GEEA	DE
50	Energy & Infrastructure Advisors, LLC	G&E Infrastructure Member, LLC	DE

Schedule D - 2

SCHEDULE E
[Please see attached.]

Schedule E - 1

EXHIBIT A
CERTIFICATE OF DESIGNATIONS
[Please see attached.]

EXHIBIT B
FORM OF REGISTRATION RIGHTS AGREEMENT
[Please see attached.]

EXHIBIT C
FORM OF ESCROW AGREEMENT
[Please see attached.]

EXHIBIT D
FORM OF COMPANY COUNSEL OPINION
1.	Each of the Company and its Subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited liability company or trust in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable. The foregoing opinion regarding the valid existence and good standing of the Company and each Subsidiary is based solely on a certificate issued by the secretary of state, or similar governmental authority, of the jurisdiction of incorporation or formation, as the case may be, of the Company and each such Subsidiary. The Company has corporate power to enter into the Operative Documents, and perform its obligations under the Operative Documents and issue the Securities. The Company has the requisite corporate power to own, lease, and operate its assets and to carry on its business as presently conducted as described in the SEC Filings.

2.	The execution, delivery, and performance of the Operative Documents have been duly authorized by all necessary corporate action on the part of the Company and no further consent or authorization of the Company, its Board of Directors or its stockholders is required. The Operative Documents have been duly executed and delivered by the Company.

3.	Each of the Operative Documents constitutes the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the foregoing opinion regarding the enforceability of the Operative Documents are limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the rights of creditors and (b) general principles of equity, whether considered at law or in equity. In addition, we express no opinion regarding (i) the submission to jurisdiction to the extent it relates to the subject matter jurisdiction of any court or the designation of an exclusive jurisdiction for the resolutions of disputes, (ii) the enforceability of any waiver of a trial by jury, any waiver of any right to have service of process made in the manner required by applicable law or any waiver of objection to venue or claim of an inconvenient forum with respect to proceedings, (iii) the enforceability of any indemnification or contribution provision contained in the Purchase Agreement and the Registration Rights Agreement for claims, losses or liabilities in an unreasonable amount, for claims, losses or liabilities attributable to the indemnified party’s negligence or to the extent enforceability of such indemnification and contribution provisions may be barred or limited by federal or state securities laws, or (iv) the ability of any person to receive the remedies of specific performance, injunctive relief or any similar remedy in any proceeding. We also express no opinion regarding whether a federal or state court outside of the State of New York would give effect to a choice of New York law.

4.	The execution and delivery by the Company of the Operative Documents do not, and the Company’s performance of its obligations under the Operative Documents does not, (i) violate the Company’s charter or bylaws, (ii) violate, breach, or result in a default under, any existing obligation of or restriction on the Company under any agreement (the

“Other Agreements”) listed as an exhibit to the Company’s annual report on Form 10-K/A for the year ended December 31, 2008, or (iii) to our knowledge, breach or otherwise violate any existing obligation of or restriction on the Company under any order, judgment or decree of any New York or federal court or governmental authority binding on the Company.

5.	The execution and delivery by the Company of the Operative Documents do not, and the Company’s performance of its obligations under the Operative Documents will not, violate the current Delaware General Corporation Law (the “DGCL”) or any current New York or federal statute, rule or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Operative Documents.

6.	To our knowledge, no order, consent, permit or approval of any New York or federal governmental authority that we have, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Operative Documents is required on the part of the Company for the execution and delivery of, and performance of its obligations under, the Operative Documents.

7.	The outstanding shares of the capital stock of or limited liability company interests in the Company and each of the Subsidiaries have been duly authorized by all necessary corporate or limited liability company action on the part of the Company and the Subsidiaries and are validly issued, fully paid and non-assessable.

8.	The Preferred Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Preferred Shares in accordance with the Purchase Agreement and the countersigning of the certificate or certificates representing the Preferred Shares by a duly authorized signatory of the registrar for the Preferred Stock, the Preferred Shares will be validly issued, fully paid and non-assessable.

9.	The stock certificates being delivered to each Purchaser representing the Preferred Shares comply in all material respects with the requirements of the DGCL and with any applicable requirements under the Company’s charter and bylaws.

10.	Assuming the accuracy of each of the Purchaser’s representations and warranties in Section 3 of the Purchase Agreement and each of the Company’s representations and warranties in Section 2 of the Purchase Agreement, and assuming that the Company and each Purchaser has performed each of its covenants and other agreements contained in the Purchase Agreement and that the Placement Agent has not engaged in any general solicitation or advertising in connection with the transactions contemplated by the Purchase Agreement, it is not necessary in connection with the sale of the Preferred Shares under the circumstances contemplated in the Purchase Agreement to register the Preferred Shares under the Securities Act.

11.	Holders of the capital stock of the Company are not entitled under the Company’s charter or bylaws, any of the Other Agreements or applicable law to any preemptive right to subscribe to any additional shares of the Company’s capital stock. With respect to each Subsidiary, holders of the capital stock of or limited liability company interests in each such Subsidiary are not entitled under such Subsidiary’s governing documents or the Other Agreements to any preemptive right to subscribe to additional shares of capital stock of, or limited liability company interests in, such Subsidiaries.

12.	To our knowledge, there are no material actions, suits or proceedings, inquiries, or investigations pending against the Company, any of the Subsidiaries or any of their respective officers and directors, or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign government or regulatory commission, board, body, authority, arbitral panel or agency. We have informed you that we are not involved in the Company’s litigation matters and would have no reason to know and, be unlikely to have knowledge, of any of the matters referenced above.

13.	Neither the Company nor any Subsidiary is, nor after giving effect to the offering and sale of the Preferred Shares and the application of the proceeds thereof as described in the Purchase Agreement will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.

14.	The Preferred Shares conform as to legal matters, in all material respects, to the description thereof contained in the Prospectus under the caption “Description of Our Preferred Stock”.

15.	The statements set forth in the Offering Memorandums under “Description of Our Capital Stock,” and “Description of Preferred Stock” insofar as such statements purport to summarize certain provisions of Delaware Law and the Certificate of Incorporation, Certificate of Designation and the Bylaws, constitute accurate summaries thereof in all material respects.
     The Company’s counsel shall also deliver on the Closing Date a letter providing the following negative assurance:
1.	We have participated in various conferences with representatives of the Company and with representatives of the Placement Agent at which the contents of the Offering Memorandums and related matters were discussed and reviewed. On the basis of the foregoing, we advise you that nothing has come to our attention which has caused us to believe that the Time of Sale Memorandum as of the Time of Sale, and the Offering Memorandum as of its date, and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we make no statement with respect to the financial statements and the related notes and schedules, other financial data or financial and accounting information included or incorporated by reference in, or omitted from, such Offering Memorandum.

EXHIBIT E
FORM OF LOCK-UP AGREEMENT
October ___, 2009
JMP Securities LLC
600 Montgomery Street, 11th Floor
San Francisco, California 94111

Re:	Grubb & Ellis Company (the “Company”)
Ladies & Gentlemen:
     The undersigned is an owner of record or beneficial owner of certain shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) or other securities of the Company, or securities convertible into, exchangeable or exercisable for Common Stock or other securities of the Company (collectively, the “Securities”). The Company proposes to carry out a private offering of Preferred Stock, par value $0.01 per share (the “Offering”) for which you will act as an initial purchaser and the placement agent. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into purchase agreement and placement agent arrangements with the Company with respect to the Offering.
     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of JMP Securities LLC (which consent may be withheld in its sole discretion), directly or indirectly, (a) sell, offer, contract, sell any option or contract to purchase, purchase any option or contract to sell, or grant any option, right or warrant to purchase (including, without limitation, any short sale), pledge, lend, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) or otherwise dispose of any Securities (collectively, a “Disposition”) currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of equity securities of the Company, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock, Securities or other securities, in cash or otherwise or (c) publicly announce the undersigned’s intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date one hundred eighty (180) days after the closing of the Offering (the “Lock-up Period”). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or Securities held by the undersigned except in compliance with the foregoing restrictions.
     The foregoing restriction has been expressly agreed to preclude the holder of the Common Stock and/or the Securities from engaging in any hedging or other transaction during the Lock-up Period which is designed to or might reasonably be expected to lead to or result in a Disposition of the Common Stock and/or the Securities, even if such Common Stock and/or Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale, or grant of any right (including, without limitation, any put or call option) with respect to any Common Stock and/or Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to, or derives any significant part of its value from the Common Stock and/or the Securities.
     This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. In the event the Offering has not occurred by November 20, 2009, this agreement shall be of no further force or effect. Nothing in this agreement shall constitute an obligation to purchase shares of Common Stock or Securities of the Company.

[LEGAL NAME OF HOLDER]
By:
Name:
Title: